EXHIBIT 99-B.8.22
SERVICE AGREEMENT
WITH
INVESTMENT ADVISER

AGREEMENT, effective as of May 1, 2004 between Columbia Wanger Asset Management, LP (the ""Adviser""), a Delaware corporation, ING Life Insurance and Annuity Company (""ING Life""), a Connecticut company, ING Insurance Company of America (""IICA""), a Florida company, and ReliaStar Life Insurance Company (""ReliaStar""), a Minnesota company, (together with ING Life and IICA, ""ING""), for the provision of described administrative services by ING in connection with the sale of shares of the Wanger Advisors Trust (the ""Fund"") as described in the Fund Participation Agreement dated May 1, 2004 between ING, the Fund and the Adviser (the ""Fund Participation Agreement"").

In consideration of their mutual promises, the Adviser and ING agree as follows:

1. ING agrees to provide the following services to the Adviser:

a. responding to inquiries from owners of ING variable annuity contracts and variable life insurance policies using the Funds as an investment vehicle (""Contractholders"") regarding the services performed by ING that relate to the Funds;

b. providing information to Adviser and Contractholders with respect to Fund shares attributable to Contractholder accounts;

c. communicating directly with Contractholders concerning the Funds' operations;

d. providing such other similar services as Adviser may reasonably request to the extent permitted under applicable federal and state requirements.

2. (a) Administrative services to Contractholders owners and participants shall be the responsibility of ING and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes ING as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the savings resulting from such arrangement, and to compensate ING for its costs, the Adviser agrees to pay, from its own resources, to ING and ING agrees to accept as full compensation for all services rendered hereunder an amount described in Schedule A attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. ING acknowledges that the Fund does not have responsibility for any payment under Schedule A.

(b) The parties agree that the Adviser's payments to ING are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

(c) For the purposes of computing the administrative fee reimbursement contemplated by this Section 2, the average aggregate amount invested by ING over a one month period shall be computed by totaling ING's aggregate investment (share net asset value multiplied by total number of shares held by ING) on each business day during the month and dividing by the total number of business days during each month.

(d) The Advisor will calculate the reimbursement of administrative expenses at the end of each month and will make such reimbursement to ING within 30 days thereafter. The reimbursement payment will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by ING. Payment will be wired by the Adviser to an account designated by ING.

3. ING agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of ING under this Agreement or a breach of a material provision of this Agreement, except to the extent such loss, liability or expense is the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties.

4. The Adviser agrees to indemnify and hold harmless ING and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser under this Agreement or a breach of a material provision under this Agreement, except to the extent such loss, liability or expense is the result of ING's own willful misfeasance, bad faith or gross negligence in the performance of its duties.

5. Either party may terminate this Agreement, without penalty, (i) on sixty (60) days written notice to the other party, for any cause or without cause, or (ii) on reasonable notice to the other party, if it is not permissible to continue the arrangement described herein under laws, rules or regulations applicable to either party or the Fund, or if the Participation Agreement is terminated.

6. The terms of this arrangement will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose this arrangement.

7. This Agreement represents the entire Agreement of the parties on the subject matter hereof (with the exception of those matters set forth in the Fund Participation Agreement) and it cannot be amended or modified except in writing, signed by the parties. This Agreement may be executed in one or more separate counterparts, all of which, when taken together, shall constitute one and the same Agreement.

8. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to the other party.

To ING:

ING Life Insurance and Annuity Company; ING Insurance Company of America, or ReliaStar Life Insurance Company 151 Farmington Avenue Hartford, Connecticut 06156 Attention: Lisa S. Gilarde

SERVICE AGREEMENT

WITH

INVESTMENT ADVISER

AGREEMENT, effective as of May , 2004 between Columbia Wanger Asset Management, LP (the "Adviser"), a Delaware corporation, ING Life Insurance and Annuity Company ("ING Life"), a Connecticut company, ING Insurance Company of America ("IICA"), a Florida company, and ReliaStar Life Insurance Company ("ReliaStar"), a Minnesota company, (together with ING Life and IICA, "ING"), for the provision of described administrative services by ING in connection with the sale of shares of the Wanger Advisor Trust (the "Fund") as described in the Fund Participation Agreement dated May , 2004 between ING, the Fund and the Adviser (the "Fund Participation Agreement").

In consideration of their mutual promises, the Adviser and ING agree as follows:

1. ING agrees to provide the following services to the Adviser:

a. responding to inquiries from owners of ING variable annuity contracts and variable life insurance policies using the Funds as an investment vehicle ("Contractholders") regarding the services performed by ING that relate to the Funds;

b. providing information to Adviser and Contractholders with respect to Fund shares attributable to Contractholder accounts;

c. communicating directly with Contractholders concerning the Funds' operations;

d. providing such other similar services as Adviser may reasonably request to the extent permitted under applicable federal and state requirements.

2. (a) Administrative services to Contractholders owners and participants shall be the responsibility of ING and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes ING as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the savings resulting from such arrangement, and to compensate ING for its costs, the Adviser agrees to pay, from its own resources, to ING and ING agrees to accept as full compensation for all services rendered hereunder an amount described in Schedule A attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. ING acknowledges that the Fund does not have responsibility for any payment under Schedule A.

(b) The parties agree that the Adviser's payments to ING are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

(c) For the purposes of computing the administrative fee reimbursement contemplated by this Section 2, the average aggregate amount invested by ING over a one month period shall be computed by totaling ING's aggregate investment (share net asset value multiplied by total number of shares held by ING) on each business day during the month and dividing by the total number of business days during each month.

(d) The Advisor will calculate the reimbursement of administrative expenses at the end of each month and will make such reimbursement to ING within 30 days thereafter. The reimbursement payment will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by ING. Payment will be wired by the Adviser to an account designated by ING.

3. ING agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of ING under this Agreement or a breach of a material provision of this Agreement, except to the extent such loss, liability or expense is the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties.

4. The Adviser agrees to indemnify and hold harmless ING and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser under this Agreement or a breach of a material provision under this Agreement, except to the extent such loss, liability or expense is the result of ING's own willful misfeasance, bad faith or gross negligence in the performance of its duties.

5. Either party may terminate this Agreement, without penalty, (i) on sixty (60) days written notice to the other party, for any cause or without cause, or (ii) on reasonable notice to the other party, if it is not permissible to continue the arrangement described herein under laws, rules or regulations applicable to either party or the Fund, or if the Participation Agreement is terminated.

6. The terms of this arrangement will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose this arrangement.

7. This Agreement represents the entire Agreement of the parties on the subject matter hereof (with the exception of those matters set forth in the Fund Participation Agreement) and it cannot be amended or modified except in writing, signed by the parties. This Agreement may be executed in one or more separate counterparts, all of which, when taken together, shall constitute one and the same Agreement.

8. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to the other party.

To ING:

ING Life Insurance and Annuity Company;

ING Insurance Company of America; or

ReliaStar Life Insurance Company

151 Farmington Avenue

Hartford, Connecticut 06156

Attention: Lisa S. Gilarde

To the Fund:

Columbia Funds Distributor, Inc. One Financial Center Boston, Massachusetts 02111 Attn: Joe Feloney, Senior Vice President

Any notice, demand or other communication given in a manner prescribed in this Section 8 shall be deemed to have been delivered on receipt.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the 1st day of May, 2004.

COLUMBIA WANGER ASSET MANAGEMENT, LP

To the Fund:

Columbia Funds Distributor, Inc.

One Financial Center

Boston, Massachusetts 02111

Attn: Joe Feloney, Senior Vice President

Any notice, demand or other communication given in a manner prescribed in this Section 8 shall be deemed to have been delivered on receipt.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the ____day of May, 2004.

COLUMBIA WANGER ASSET MANAGEMENT, LP

By:	/s/ Kenneth A. Kalina
Name:	Kenneth A. Kalina
Title:	CFO

ING LIFE INSURANCE AND ANNUITY COMPANY

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

ING INSURANCE COMPANY OF AMERICA

ING INSURANCE COMPANY OF AMERICA

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

Schedule A

In consideration of the services provided by ING, the Adviser agrees to pay ING an amount equal to XXX basis points (XXX%) per annum on the average aggregate amount invested by ING in the Fund under the Fund Participation Agreement.

Schedule A

In consideration of the services provided by ING, the Adviser agrees to pay ING an amount equal to XXX40 basis points (XXX0.40%) per annum on the average aggregate amount invested by ING in the Fund under the Fund Participation Agreement.